UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 10, 2005


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                    1-3919                   37-0364250
  (State or other             (Commission               (IRS Employer
  jurisdiction of             File Number)              Identification
   incorporation) No.)


  5430 LBJ Freeway, Suite 1740, Dallas, TX                75240-2697
  (Address of principal executive offices)                (Zip Code)


                 (972) 458-0028 (Registrant's telephone number,
                              including area code)


             (Former name or address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]   Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the   Exchange Act
        (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to  Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 1.03   Bankruptcy or Receivership

     On February 26, 2004, Keystone Consolidated Industries, Inc. (the "Company" or "Keystone"), together with five of its direct and indirect subsidiaries (FV Steel and Wire Company, DeSoto Environmental Management, Inc., J.L. Prescott Company, Sherman Wire Company (f/k/a/ DeSoto, Inc.) and Sherman Wire of Caldwell, Inc.) (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Wisconsin in Milwaukee (the "Bankruptcy Court") in the case In re FV Steel and Wire Company, et al., Case No. 04-22421 (the "Chapter 11 Cases"). Since that date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to 11 U.S.C. sections 1107(a) and 1108. On March 5, 2004, the United States Trustee appointed an official committee of unsecured creditors (the "OCUC"). No request has been made for the appointment of a trustee or examiner in these Chapter 11 Cases.

     On August 10, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") approving and confirming the Debtors' Third Amended Joint Plan of Reorganization (the "Plan of Reorganization"). The effective date of the Plan of Reorganization is anticipated to be on or about August 31, 2005 ("Effective Date"). A copy of the Plan of Reorganization as confirmed and the Confirmation Order are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

     The following is a summary of the matters that occurred or will occur pursuant to the Plan of Reorganization. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

     The Plan of Reorganization provides (among other things) that all equity interests in Keystone (other than Keystone's equity interests in the other reorganized Debtors), including, without limitation, Keystone common stock or preferred stock and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in Keystone or any of the other Debtors, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in Keystone or any of the other Debtors, will be cancelled as of the Effective Date. The holders of such interests will not receive or retain any property under the Plan of Reorganization on account of such interests and will receive no distribution under the Plan of Reorganization. The holders of such interests were, therefore, deemed to have rejected the Plan of Reorganization and were not entitled to vote on the Plan of Reorganization. As of the Effective Date, the reorganized Debtors and all successors in interest were discharged from, and any liability extinguished, in connection with the commencement or continuation of any action, act to collect or attempt to recover against any Claim or Interest (as those terms are defined in the Plan of Reorganization). As of July 31, 2005, and prior to giving effect to the Plan of Reorganization, the Debtors estimated the book value of their assets at approximately $335.7 million and their liabilities at approximately $344.0 million.

     As of August 15, 2005, 10,068,450 shares of common stock and 71,899 shares of preferred stock of Keystone were issued and outstanding. Pursuant to the terms of the Plan of Reorganization, the 5,100,000 shares of new common stock of reorganized Keystone will be issued to Contran Corporation ("Contran") and 4,900,000 shares of new common stock of reorganized Keystone will ultimately be issued, on a pro rata basis, to the holders of allowed general unsecured claims (as that term is defined in the Plan of Reorganization) against Keystone, which will represent all of the issued and outstanding shares of common stock of reorganized Keystone as of the Effective Date.

     Other provisions of the Plan of Reorganization include:

o Keystone will assume the previously negotiated amendment to the collective bargaining agreement with the Independent Steel Workers Alliance (the "ISWA"), Keystone's largest labor union;

o Keystone will assume the previously negotiated agreements reached with certain retiree groups that will provide relief by permanently reducing healthcare related payments to these retiree groups from pre-petition levels;

o Keystone's obligations due to pre-petition secured lenders other than its Debtor-In-Possession ("DIP") lenders will be reinstated in full against reorganized Keystone;

o In addition to the 49% of new common stock of reorganized Keystone being issued above to the pre-petition unsecured creditors with allowed claims against Keystone, these creditors will also receive, on a pro rata basis, in the aggregate, $5.2 million in cash and a $4.8 million secured promissory note (the aggregate amount of cash and principal amount of the promissory note may increase based on certain events);

o Certain operating assets and existing operations of Sherman Wire Company ("Sherman Wire"), one of Keystone's pre-petition wholly-owned subsidiaries, will be sold at fair market value to Keystone, which will then be used to form and operate a newly created wholly-owned subsidiary of reorganized Keystone named Keystone Wire Products Inc.;

o Sherman Wire will be reorganized and the proceeds of the operating asset sale to Keystone and other funds will be distributed, on a pro rata basis, to Sherman Wire's pre-petition unsecured creditors with allowed claims;

o Sherman Wire's pre-petition wholly-owned non-operating subsidiaries, J.L. Prescott Company, and DeSoto Environmental Management, Inc. as well as Sherman Wire of Caldwell, Inc., a wholly-owned subsidiary of Keystone, will ultimately be liquidated and the pre-petition unsecured creditors with allowed claims against these entities will receive their pro-rata share of the respective entity's net liquidation proceeds;

o Pre-petition unsecured creditors with allowed claims against FV Steel & Wire Company, another one of Keystone's wholly-owned subsidiaries, will receive cash in an amount equal to their allowed claims;

o One of Keystone's DIP lenders, EWP Financial, LLC (an affiliate of Contran, Keystone's largest pre-petition shareholder) will convert $5 million of its DIP credit facility, and Contran will convert certain of its pre-petition unsecured claims and all of its administrative claims against Keystone collectively into 51% of the new common stock of reorganized Keystone being issued to Contran as stated above; and

o The Board of Directors of reorganized Keystone will consist of seven individuals, two of which shall be designated by Contran, two of which shall be designated by the OCUC, and the remaining three directors shall qualify as independent directors (two of the independent directors shall be appointed by Contran with the OCUC's consent and one shall be appointed by the OCUC with Contran's consent).

     Keystone has also obtained a commitment from an exit lender for an $80 million credit facility. This credit facility will be used to extinguish the portion of Keystone's existing debtor-in-possession credit facilities that will not be converted to equity and to provide working capital upon emergence from bankruptcy.

     On August 12, 2005, Keystone issued a press release concerning the Plan of Reorganization. A copy of the release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Item 7.01        Regulation FD Disclosure

     The registrant hereby furnishes the information set forth in the press release issued on August 12, 2005, a copy of which is attached hereto as Exhibit
99.2 and incorporated herein by reference.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

ITEM 9.01        Financial Statements and Exhibits

     (c) Exhibits

          2.1 Debtors' Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United State Bankruptcy Code (with Technical Amendments)*

         99.1    Order  Confirming   Debtors'   Third   Amended  Joint  Plan  of
                 Reorganization Pursuant to Chapter 11 of the United State Bankruptcy Code (with Technical Amendments)

         99.2 Press Release of Keystone Consolidated Industries, Inc. dated August 12, 2005.

*With the Plan of Reorganization, Keystone filed the following exhibits as a Plan Supplement with the Bankruptcy Court: (1) Form of Amended and Restated Certificate of Incorporation and Bylaws for reorganized Keystone Consolidated Industries, Inc.; (2) Form of Amended and Restated Certificate of Incorporation and Bylaws for reorganized Sherman Wire Company; (3) Form of Certificate of
Incorporation and Bylaws for Keystone Wire Products Inc.; (4) Form of Intercorporate Services Agreement between Keystone and Contran; (5) Form of $4.8 Million Secured Note; (6) Wachovia Capital Financial Corporation (Central) Commitment Letter; (7) Post-Consummation Sherman Wire/Keystone Wire Products Term Sheet; (8) Form of Creditor Trust-Post Consummation Estate Agreement; (9) Retained Causes of Action; (10) List of Executory Contracts and Unexpired Leases to be Assumed; (11) Registration Rights Agreement (the parties have now mutually agreed this will not be executed); (12) Supplemental Indenture No. 1 for Keystone's 8% Secured Subordinated Notes due 2009; (13) Disclosure of Officers and Directors Pursuant to Section 1129(a)(5)(A) of the Bankruptcy Code; and (14) Form of Engineered Wire Products Stock Pledge Agreement. As permitted by Item 601(b)(2) of Regulation S-K, these exhibits have been omitted from this Current Report on Form 8-K. Keystone will, upon request, provide copies to the Securities and Exchange Commission of any exhibit to the Plan of Reorganization.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                               (Registrant)




                               By: /s/ Bert E. Downing, Jr.
                                   ---------------------------------
                                   Bert E. Downing, Jr.
                                   Vice   President, Chief  Financial   Officer,
                                   Corporate Controller and Treasurer



Date:  August 18, 2005

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       --------------------------------------------------------------

   2.1 Debtors' Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United State Bankruptcy Code (with Technical Amendments)*

  99.1            Order   Confirming  Debtors'  Third   Amended   Joint  Plan of
                  Reorganization Pursuant to Chapter 11 of the United State Bankruptcy Code (with Technical Amendments)

  99.2 Press Release of Keystone Consolidated Industries, Inc. dated August 12, 2005.